SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 1999

                            GREKA Energy Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Colorado                       0-20760                     84-1091986
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



           630 Fifth Avenue, Suite 1501, New York, NY        10111
          ----------------------------------------------------------
          (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (212) 218-4680



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Item 5.   Other Events.

         On November 30, 1999, Greka Integrated, Inc., Saba Realty, Inc. and Santa Maria Refining Company, each of which is a wholly-owned subsidiary of Greka Energy, entered into a loan and security agreement with GMAC Commercial Credit LLC. That agreement amends the loan and security agreement the parties entered into on April 30, 1999.

         The November 30, 1999 agreement increases from $11 million to $35 million the amount which the foregoing subsidiaries of Greka Energy may borrow from GMAC upon the satisfaction by the subsidiaries of the terms and conditions of the agreement. The financing consists of a term loan of $25 million and a revolving credit facility of $10 million. The annual interest rate for the financing is equal to one percent plus the higher of (a) the prime rate in effect on the date interest is calculated and (b) the federal funds rate in effect on such date plus one-half of one percent. The financing is secured by Greka Energy's interests in certain California oil and gas properties and real estate.

         The press release announcing this transaction is filed as Exhibit 99.1 hereto.

Item 7.   Financial Statements and Exhibits.

         (c)   The following exhibits are furnished as part of this report:

         Exhibit 10.1 First Amended and Restated Loan and Security Agreement dated November 30, 1999 by and among GMAC Commercial Credit LLC, Greka Integrated, Inc., Saba Realty, Inc. and Santa Maria Refining Company.

         Exhibit 10.2 Letter Agreement dated December 13, 1999 by and among GMAC Commercial Credit LLC, Greka Integrated, Inc., Saba Realty, Inc. and Santa Maria Refining Company.

         Exhibit 99.1 Press release of Greka Energy Corporation dated December 1, 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2000                  GREKA ENERGY CORPORATION


                                     By: /s/ Randeep S. Grewal
                                         -----------------------
                                         Randeep S. Grewal, Chairman, Chief
                                         Executive Officer and President





















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